Exhibit 2.5

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of May 16, 2021 by and among Oatly Group AB, a public limited liability company established under the Laws of Sweden (the “Company”), Nativus Company Limited, a private company limited by shares established under the Laws of Hong Kong (the “Lead Investor”) and (i) BXG Redhawk S.à r.l., a private limited liability company (société à responsabilité limitée) governed by the laws of the Grand Duchy of Luxembourg, with its registered address at #-#, ### ###### #######, #-#### ##########, ##### ###### ## ########## and registered with the Luxembourg Trade and Companies Register (Registre de Commerce et des Sociétés de Luxembourg) under number B245196 and (ii) BXG SPV ESC (CYM) L.P., a Cayman Islands Limited Partnership, with its registered office at #/# ###### ######### ######## #######, ## ### ###, ###### #####, ##### ######, ###-####, ###### ####### and company reg. no. 107496 (acting collectively, the “Blackstone Investor”) and each other Person identified on the Schedule of Holders attached hereto as of the date hereof.

RECITALS

WHEREAS, the Company is contemplating an offer and sale of American Depositary Shares (“ADSs”) representing its ordinary shares to the public in an underwritten initial public offering (the “IPO”);

WHEREAS, pursuant to Section 20 of the Amended and Restated Shareholders Agreement of the Company, dated July 21, 2020, by and among the Company, the Lead Investor, the Blackstone Investor and the other parties thereto (the “A&R Shareholders Agreement,” and the Lead Investor, the Blackstone Investor and the other parties thereto (other than the Company), collectively, the “Investors”), prior to effecting an IPO, the Company, the Lead Investor and, so long as the Blackstone Investor holds at least 50% of the Shares subscribed for by the Blackstone Investor in the 2020 Investment (as defined in the A&R Shareholders Agreement), the Blackstone Investor shall negotiate a registration rights agreement to be entered into by the parties to the A&R Shareholders Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Acquired Shares” has the meaning set forth in Section 9.

“Additional Holder” has the meaning set forth in Section 9, and shall be deemed to include each such Person’s Affiliates, immediate family members, heirs, successors and assigns who may succeed to such Person as a Holder hereunder.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the recitals.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Blackstone Investor” has the meaning set forth in the recitals.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“Company” has the meaning set forth in the recitals.

“Demand Registrations” has the meaning set forth in Section 2(a).

“End of Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“Holder” means any Person that is a party to this Agreement from time to time, as set forth on the signature pages hereto.

“Holder Indemnified Parties” has the meaning set forth in Section 7(a).

“Investors” has the meaning set forth in the recitals.

“IPO” has the meaning set forth in the recitals.

“Joinder” has the meaning set forth in Section 5(d).

“Lead Investor” has the meaning set forth in the recitals.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Majority of the Registrable Securities” means, with respect to any group of Registrable Securities described in this Agreement, the Holders of a majority of such group of Registrable Securities.

“MNPI” means material non-public information within the meaning of Regulation FD promulgated under the Exchange Act.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution to the public of Capital Stock of the Company pursuant to an offering registered under the Securities Act, whether by the Company, by Holders and/or by any other holders of the Company’s Capital Stock.

“Registrable Securities” means (i) any Shares acquired by any Investor prior to the IPO, or any Shares issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company acquired by any Investor prior to the IPO and (ii) any Shares issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clause (i) above; excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which the applicable rights under this Agreement are not transferred in compliance with this Agreement, and excluding any shares for which registration rights have terminated pursuant to this Agreement. As to any particular Registrable Securities owned by any Person, such securities shall cease to be Registrable Securities on the date such securities (a) have been sold or distributed pursuant to a Public Offering, (b) have been sold in compliance with Rule 144 following the consummation of the IPO or (c) have been repurchased by the Company or a Subsidiary of the Company.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Representatives” has the meaning set forth in Section 14(b).

“Rule 144,” “Rule 158,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Securities and Exchange Commission, as the same shall be amended from time to time, or any successor rule then in force.

“Schedule of Holders” means the schedule attached to this Agreement entitled “Schedule of Holders,” which shall reflect each Holder from time to time party to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shares” means ordinary shares of the Company.

“Shelf Offering” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Notice” has the meaning set forth in Section 2(d)(ii).

“Shelf Offering Request” has the meaning set forth in Section 2(d)(ii).

“Shelf Registrable Securities” has the meaning set forth in Section 2(d)(ii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registration Statement” has the meaning set forth in Section 2(d)(i).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.

“Suspension Event” has the meaning set forth in Section 2(f)(ii).

“Suspension Notice” has the meaning set forth in Section 2(f)(ii).

“Suspension Period” has the meaning set forth in Section 2(f)(i).

“Underwritten Takedown” has the meaning set forth in Section 2(d)(ii).

“Violation” has the meaning set forth in Section 7(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2.Demand Registrations.

(a)Requests for Registration. Subject to the terms and conditions of this Agreement, (i) on any two (2) occasions from and after 180 days following the IPO or, if earlier, the release (whether in whole or in part) of the Shares held by an Investor pursuant to the lock-up agreement entered into with the underwriters pursuant to the IPO, Holders of at least fifty percent (50%) of the Registrable Securities may request registration under the Securities Act of at least twenty-five percent (25%) of the Registrable Securities on Form F-1 or any similar long-form registration (“Long-Form Registrations”), and (ii) on no more than two (2) occasions in any twelve (12) month period, Holders of at least thirty percent (30%) of the Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form F-3 or any similar short-form registration (“Short-Form Registrations”) if available; provided that the Company shall not be obligated to file registration statements relating to any (A) Long-Form Registration under this Section 2(a) unless the market value of the Registrable Securities proposed to be registered is at least $50 million or (B) Short-Form Registration under this Section 2(a) unless the market value of the Registrable Securities proposed to be registered is at least $20 million. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” Following such Demand Registration, the Company shall use reasonable commercial efforts to file a registration statement under the Securities Act covering the registration of all Registrable Securities that the relevant Holders request to be registered (as set out below) as promptly as possible but in any event within sixty (60) days of the mailing of the Company’s notice pursuant to this Section 2(a), provided that all necessary documents for such registration can be obtained and prepared within such 60-day period. The Holders making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Except to the extent that Section 2(d) applies, upon receipt of the request for the Demand Registration, the Company shall as promptly as reasonably practicable (but in no event later than ten days after receipt of the request for the Demand Registration) give written notice of the Demand Registration to all other Holders who hold Registrable Securities and, subject to the terms of Section 2(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within (x) 15 days, in the case of any notice with respect to a Long-Form Registration, or (y) ten days, in the case of any notice with respect to a Short-Form Registration, after the receipt of the Company’s notice. Each Holder agrees that such Holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(b)Long-Form Registrations. Holders of at least fifty percent (50%) of the Registrable Securities may request, from and after 180 days following the IPO or, if earlier, the release (whether in whole or in part) of the Shares held by an Investor pursuant to the lock-up agreement entered into with the underwriters pursuant to the IPO, two (2) Long-Form Registrations in which the Company shall pay all Registration Expenses, regardless of whether any registration statement is filed or any such Demand Registration is consummated. All Long-Form Registrations shall be underwritten registrations unless otherwise approved by the applicable Holders.

(c)Short-Form Registrations. In addition to the Long-Form Registrations, Holders of at least thirty percent (30%) of the Registrable Securities may request, on no more than two (2) occasions in any twelve (12) month period, Short-Form Registrations in which the Company shall pay all Registration Expenses, regardless of whether any registration statement is filed or any such Demand Registration is consummated. Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short-Form Registration. After the Company has become subject to the reporting requirements of the Exchange Act, the Company shall use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

(d)Shelf Registrations.

(i)Subject to the availability of required financial information, as promptly as practicable after the Company receives written notice of a request for a Shelf Registration, but in any event within sixty (60) days of the mailing of the Company’s notice pursuant to Section 2(a) (provided that all necessary documents for such registration can be obtained and prepared within such 60-day period), the Company shall file with the Securities and Exchange Commission a registration statement under the Securities Act for the Shelf Registration (a “Shelf Registration Statement”). The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after the initial filing of such Shelf Registration Statement, and once effective, the Company shall cause such Shelf Registration Statement to remain continuously effective for such time period as is specified in the request by the Holders, but for no time period longer than the period ending on the earliest of (A) the third anniversary of the initial effective date of such Shelf Registration Statement, (B) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (C) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence. Without limiting the generality of the foregoing, the Company shall use its reasonable best efforts to prepare a Shelf Registration Statement with respect to all of the Registrable Securities owned by or issuable to the Holders requesting such Shelf Registration to enable and cause such Shelf Registration Statement to be filed and maintained with the Securities and Exchange Commission as soon as practicable after the later to occur of (x) the expiration of the Lock-Up Period (as defined below) and (y) the Company becoming eligible to file a Shelf Registration Statement for a Short-Form Registration. In order for any Holder to be named as a selling securityholder in such Shelf Registration Statement, the Company may require such Holder to deliver all information about such Holder that is required to be included in such Shelf Registration Statement in accordance with applicable law, including Item 507 of Regulation S-K promulgated under the Securities Act. Notwithstanding anything to the contrary in Section 2(d)(ii), any Holder that is named as a selling securityholder in such Shelf Registration Statement may make a secondary resale under such Shelf Registration Statement without the consent of the Holders representing a Majority of the Registrable Securities or any other Holder if such resale does not require a supplement to the Shelf Registration Statement.

(ii)In the event that a Shelf Registration Statement is effective, Holders representing Registrable Securities either (a) with a market value of at least $25 million, or (b) that represent at least 10% of the aggregate market value of the Registrable Securities registered pursuant to such Shelf Registration Statement shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering (an “Underwritten Takedown”)) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect, and the Company shall pay all Registration Expenses in connection therewith; provided that the Lead Investor and the Blackstone Investor shall each have the right at any time and from time to time to elect to sell pursuant to an offering (including an Underwritten Takedown) pursuant to a Shelf Offering Request (as defined below) made by the Lead Investor or the Blackstone Investor, as applicable. The applicable Holders shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering specifying the number of Shelf Registrable Securities that such Holders desire to sell pursuant to such offering (the “Shelf Offering”). In the case of an Underwritten Takedown, as promptly as practicable, but no later than two Business Days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other Holders of Shelf Registrable Securities. The Company, subject to Section 2(e) and Section 8 hereof, shall include in such Shelf Offering the Shelf Registrable Securities of any other Holder that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be sold by such Holder) within five Business Days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within ten Business Days after the receipt of a Shelf Offering Request, unless a longer period is agreed to by the Holders representing a Majority of the Registrable Securities that made the Shelf Offering Request), use its reasonable best efforts to facilitate such Shelf Offering. Each Holder agrees that such Holder shall treat as confidential the receipt of the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement.

(iii)Notwithstanding the foregoing, if any Holder desires to effect a sale of Shelf Registrable Securities that does not constitute an Underwritten Takedown, the Holder shall deliver to the Company a Shelf Offering Request no later than two Business Days prior to the expected date of the sale of such Shelf Registrable Securities, and subject to the limitations set forth in Section 2(d)(i), the Company shall file and effect an amendment or supplement to its Shelf Registration Statement for such purpose as soon as reasonably practicable.

(iv)Notwithstanding the foregoing, if the Lead Investor or the Blackstone Investor, as applicable, wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the Lead Investor or the Blackstone Investor, as applicable, only needs to notify the Company of the block trade Shelf Offering three Business Days prior to the day such offering is to commence and the Company shall promptly notify other Holders and such other Holders must elect whether or not to participate by the Business Day prior to the day such offering is to commence and the Company shall as expeditiously as possible use its reasonable best efforts to facilitate such offering (which may close as early as two Business Days after the date it commences); provided that the Lead Investor or the Blackstone Investor, as applicable, shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(v)The Company shall, at the request of Holders representing a Majority of the Registrable Securities covered by a Shelf Registration Statement, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Holders to effect such Shelf Offering.

(e)Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration or Shelf Offering any securities that are not Registrable Securities without the prior written consent of Holders representing a Majority of the Registrable Securities included in such registration or offering and of the Lead Investor. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold therein without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration or offering, as applicable, (i) first, the Registrable Securities of Holders requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among such Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein, (ii) second, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, and (iii) third, securities the Company requested to be included in such registration for its own account which, in the opinion of the underwriters, can be sold without any such adverse effect. Alternatively, if the number of Registrable Securities which can be included on a Shelf Registration Statement is otherwise limited by Instruction I.B.5 to Form F-3 (or any successor provision thereto), the Company shall include in such registration or offering prior to the inclusion of any securities which are not Registrable Securities the number of Registrable Securities requested to be included which can be included on such Shelf Registration Statement in accordance with the requirements of Form F-3, pro rata among the respective Holders thereof on the basis of the amount of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein.

(f)Restrictions on Demand Registration and Shelf Offerings.

(i)The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which Registrable Securities were included pursuant to Section 3. The Company may postpone, for up to 90 days from the date of the request, the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement for up to 90 days from the date of the Suspension Notice (as defined below) and therefore suspend sales of the Shelf Registrable Securities (such period, the “Suspension Period”) by providing written notice to the Holders of Registrable Securities or Shelf Registrable Securities, as applicable, if (A) the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company or any Subsidiary, (B) upon advice of counsel, the sale of Registrable Securities pursuant to the registration statement would require disclosure of MNPI not otherwise required to be disclosed under applicable law, and (C) either (x) the Company has a bona fide business purpose for preserving the confidentiality of such transaction or (y) disclosure of such MNPI would have a material adverse effect on the Company or the Company’s ability to consummate such transaction; provided that in such event, the Holders shall be entitled to withdraw such request for a Demand Registration or underwritten Shelf Offering and the Company shall pay all Registration Expenses in connection with such Demand Registration or Shelf Offering. The Company may delay a Demand Registration hereunder only once in any twelve-month period, except with the consent of each of the Lead Investor and, for so long as the Blackstone Investor holds at least 50% of the Registrable Securities owned by the Blackstone Investor as of the date hereof, the Blackstone Investor. The Company also may extend the Suspension Period with the consent of each of the Lead Investor and the Blackstone Investor (for so long as the Blackstone Investor holds at least 50% of the Registrable Securities owned by the Blackstone Investor as of the date hereof).

(ii)In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in paragraph (f)(i) above or pursuant to applicable subsections of Section 5(a)(vi) (a “Suspension Event”), the Company shall give a notice to the Holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. If the basis of such suspension is nondisclosure of MNPI, the Company shall not be required to disclose the subject matter of such MNPI to Holders. A Holder shall not effect any sales of the Registrable Securities pursuant to such Shelf Registration Statement (or such filings) at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each Holder agrees that such Holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company or until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the Holder in breach of the terms of this Agreement. Holders may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the Holders and their counsel, if any, promptly following the conclusion of any Suspension Event provided that in no event shall an End of Suspension Notice be given after the end of the Suspension Period unless with the consent of the Lead Investor.

(iii)Notwithstanding any provision herein to the contrary, if the Company gives a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(f), the Company agrees that it shall (A) extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the Holders of the Suspension Notice to and including the date of receipt by the Holders of the End of Suspension Notice, and (B) provide copies of any supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that there are no longer Registrable Securities covered by such Shelf Registration Statement.

(g)Selection of Underwriters. Holder(s) initiating any Demand Registration representing a Majority of the Registrable Securities included in such Demand Registration shall have the right to select the investment banker(s) and manager(s) to administer the offering (including assignment of titles), subject to the Company’s approval not be unreasonably withheld, conditioned or delayed. If any Shelf Offering is an Underwritten Takedown, the Holders representing a Majority of the Registrable Securities participating in such Underwritten Takedown shall have the right to select the investment banker(s) and manager(s) to administer the offering relating to such Shelf Offering (including assignment of titles), subject to the Company’s approval not to be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, in the event that the Blackstone Investor is participating in any Demand Registration or Underwritten Takedown, the relevant Holders will consult with the Blackstone Investor prior to appointing any investment banker(s) and manager(s) to administer the offering.

(h)Fulfillment of Registration Obligations. Notwithstanding any other provision of this Agreement, a registration requested pursuant to this Section 2 shall not be deemed to have been effected: (i) if the number of Registrable Securities requested to be included in a Long-Form Registration by the initiating Holders is cut back by the managing underwriters pursuant to Section 2(e) by more than twenty percent (20%); (ii) if the registration statement is withdrawn without becoming effective in accordance with Section 2(f) or otherwise without the consent of the initiating Holders; (iii) if after it has become effective such registration is interfered with by any stop order, injunction or other order or requirement of the Securities and Exchange Commission or any other governmental authority for any reason other than a misrepresentation or an omission by the Holder making such Demand Registration, or an Affiliate of such Holder (other than the Company and its controlled Affiliates), and, as a result thereof, the Registrable Securities requested to be registered cannot be completely distributed in accordance with the plan of distribution set forth in the related registration statement; (iv) if the registration does not contemplate an underwritten offering, if it does not remain effective for at least 180 days (or such shorter period as will terminate when all securities covered by such registration statement have been sold or withdrawn); or if such registration statement contemplates an underwritten offering, if it does not remain effective for at least 180 days plus such longer period as, in the opinion of counsel for the underwriter or underwriters, a prospectus is required by applicable law to be delivered in connection with the sale of Registrable Securities by an underwriter or dealer; or (v) in the event of an underwritten offering, if the conditions to closing (including any condition relating to an overallotment option) specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of some wrongful act or omission by the Holder that made the Demand Registration, or an Affiliate of such Holder.

(i)Other Registration Rights. The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Capital Stock of the Company or of any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of each of the Lead Investor and the Blackstone Investor.

Section 3.Piggyback Registrations.

(a)Right to Piggyback. Following the IPO, whenever the Company proposes to register any of its securities under the Securities Act (other than (i) pursuant to a Demand Registration, (ii) in connection with registrations on Form F-4 or S-8 promulgated by the Securities and Exchange Commission or any successor or similar forms or (iii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all Holders who hold Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within fifteen days after delivery of the Company’s notice.

(b)Piggyback Expenses. The Registration Expenses of the Holders shall be paid by the Company in all Piggyback Registrations, whether or not any such registration became effective.

(c)Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect, pro rata among the Holders on the basis of the number of Registrable Securities owned by each such Holder that such Holder of Registrable Securities shall have requested to be included therein, and (iii) third, other securities requested to be included in such registration which, in the opinion of the underwriters, can be sold without any such adverse effect. Notwithstanding the foregoing, in no event shall any Registrable Securities be excluded from such offering unless all other shareholders’ securities have been first excluded from the offering.

(d)Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of investment banker(s) and manager(s) for the offering shall be at the election of the Company (in the case of a primary registration) or at the election of the Holders of other Company securities requesting such registration (in the case of a secondary registration); provided that Holders representing a Majority of the Registrable Securities included in such Piggyback Registration may request that one or more investment banker(s) or manager(s) be included in such offering (such request not to be binding on the Company or such other initiating Holders of Company securities).

(e)Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Section 4.Lock-Up Agreements. In connection with the IPO, each Holder (each a “Lock-Up Party”) has entered into a customary lock-up agreement with Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, and Credit Suisse Securities (USA) LLC, as representatives (the “Underwriter Representatives”) of the several underwriters, pursuant to which each Lock-Up Party has agreed to certain restrictions relating to the shares of Capital Stock and certain other securities held by them (collectively, the “Lock-Up Restrictions”) during the period ending 180 days after the date of the final prospectus issued in connection with the IPO (such period, the “Lock-Up Period”).

Section 5.Registration Procedures.

(a)Whenever the Holders have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(i)in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the Securities and Exchange Commission (subject to the availability of required financial information) a registration statement, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Holder(s) initiating a Demand Registration or, in all other cases, the Holders representing a Majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii)notify each Holder of Registrable Securities of (A) the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (C) the effectiveness of each registration statement filed hereunder;

(iii)prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv)furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v)use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi)notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information and (C) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, subject to Section 2(f), at the request of any such seller, the Company shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(vii)use reasonable best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(viii)use reasonable efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix)enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Holders representing a Majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split, combination of shares, recapitalization or reorganization);

(x)make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(xi)take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii)otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;

(xiii)to the extent that a Holder, in its sole and exclusive judgment, might be deemed to be an underwriter of any Registrable Securities or a controlling person of the Company, permit such Holder to participate in the preparation of such registration or comparable statement and allow such Holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such Holder and its counsel should be included;

(xiv)in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Shares included in such registration statement for sale in any jurisdiction, use reasonable efforts promptly to obtain the withdrawal of such order;

(xv)use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi)cooperate with the Holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such Holders may request;

(xvii)cooperate with each Holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii)use its reasonable best efforts to make available the executive officers of the Company to participate with the Holders of Registrable Securities covered by the registration statement and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the Holders in connection with the methods of distribution for the Registrable Securities;

(xix)in the case of any underwritten Public Offering, use its reasonable best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the Holders representing a Majority of the Registrable Securities being sold reasonably request;

(xx)in the case of any underwritten Public Offering, use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel, dated the closing date of the Public Offering, in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the Holders of such Registrable Securities being sold;

(xxi)if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii)if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii)if the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, file a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its reasonable efforts to refile the Shelf Registration Statement on Form F-3 and, if such form is not available, Form F-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

(b)Any officer of the Company who is a Holder agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process in a manner customary and reasonable for persons in like positions and consistent with his or her other duties with the Company and in accordance with applicable law, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c)The Company may require each Holder requesting, or electing to participate in, any registration to furnish the Company such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request in writing and as is required to effect any such registration.

(d)If the Holders or any of their respective Affiliates seek to effectuate one or more distribution(s), sale(s) or other form of transfer(s) of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing persons to facilitate such distribution in the manner reasonably requested, and such distributee shall have the right to become a party to this Agreement by an executed joinder to this Agreement in the form of Exhibit A attached hereto (a “Joinder”) and thereby have all of the rights of such distributing Holder under this Agreement. If the Lead Investor effectuates one or more distribution(s), sale(s) or other form of transfer(s) such that (i) China Resources Verlinvest Health Investment Limited (“CRVH”) holds any of its Registrable Securities directly rather than indirectly through the Lead Investor, then CRVH shall also constitute a Lead Investor and shall, in addition to Nativus Company Limited, have the rights of the Lead Investor under this Agreement or (ii) Verlinvest S.A. (“Verlinvest”) and Blossom Key Holdings Limited (“CRC”), or their respective Affiliates, hold any of their respective Registrable Securities directly rather than indirectly through the Lead Investor, then Verlinvest and CRC shall each constitute a Lead Investor, in addition to Nativus Company Limited, and shall each have the rights of the Lead Investor under this Agreement; provided in the case of (ii), in order to be deemed a Lead Investor under this Agreement (other than under Section 2 and Section 16 of this Agreement, which shall not be subject to the threshold set forth in this proviso), Verlinvest (including its Affiliates) or CRC (including its Affiliates), as applicable, shall beneficially own, in the aggregate, the number of Shares representing at least fifteen percent (15%) of the voting power of the Shares immediately after the IPO (excluding, for purposes of calculating the denominator of such percentage threshold, any (A) unvested or unexercised equity incentive awards, which are not entitled to voting, and (B) Shares resulting from conversion, capitalization or the like of any loan from any shareholder of the Company or its Affiliates to the Company or its Affiliates), as adjusted appropriately to reflect any share subdivision, combination, consolidation, reverse share split, reclassification, share dividend or share distribution that may have occurred subsequent thereto and for the purposes of calculating the shareholding of Verlinvest or CRC under this proviso, the Shares held by Nativus Company Limited or CRVH shall be deemed as Shares held by Verlinvest or CRC (as the case may be) indirectly based on their respective interest in such Shares.

Section 6.Registration Expenses.

(a)The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and for the avoidance of doubt, the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b)Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of not more than one law firm (for each of the Lead Investor, if participating in such registration, and the Blackstone Investor, if participating in such registration).

Section 7.Indemnification and Contribution.

(a)By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each Holder, such Holder’s officers, directors, managers, employees, partners, stockholders, members, trustees, Affiliates, agents and representatives, and each Person who controls such Holder (within the meaning of the Securities Act) (the “Holder Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free-Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Holder Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in such registration statement, any such prospectus, preliminary prospectus or Free-Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by such Holder Indemnified Party expressly for use therein or by such Holder Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holder Indemnified Parties.

(b)By Each Holder. In connection with any registration statement in which a Holder is participating, each such Holder shall furnish to the Company in writing such information as the Company reasonably requests which is required for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement.

(c)Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the Holders representing a Majority of the Registrable Securities included in the registration by such Holders that are conflicted indemnified parties, at the expense of the indemnifying party.

(d)Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(t) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e)Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. Notwithstanding anything to the contrary in this Section 7, an indemnifying party shall not be liable for any amounts paid in settlement of any loss, claim, damage, liability, or action if such settlement is effected without the consent of the indemnifying party, such consent not to be unreasonably withheld, conditioned or delayed.

(f)Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

Section 8.Underwritten Registrations.

(a)Participation. No Person may participate in any Public Offering hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no Holder shall be required to sell more than the number of Registrable Securities such Holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, custody agreements and other documents required under the terms of such underwriting arrangements. Each Holder shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such Holder’s obligations under Error! Reference source not found., Section 5 and this Section 8(a) or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Error! Reference source not found. and this Section 8(a), the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the Holders, the Company and the underwriters created pursuant to this Section 8(a).

(b)Price and Underwriting Discounts. In the case of an underwritten Demand Registration or Underwritten Takedown requested by the Holders pursuant to this Agreement, the price, underwriting discount and other financial terms of the related underwriting agreement for the Registrable Securities shall be determined by the Holders representing a Majority of the Registrable Securities included in such underwritten offering.

(c)Suspended Distributions. Each Person that is participating in any registration under this Agreement, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi)(B) or (C), shall immediately discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(a)(vi). In the event the Company has given any such notice, the applicable time period set forth in Section 5(a)(iii) during which a registration statement is to remain effective shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8(c) to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 5(a)(vi).

Section 9.Additional Parties; Joinder. Subject to the prior written consent of the Lead Investor and, for so long as the Blackstone Investor holds at least 50% of the Registrable Securities owned by the Blackstone Investor as of the date hereof, the Blackstone Investor, the Company may make any Person who acquires Shares or rights to acquire Shares from the Company after the date hereof a party to this Agreement (each such Person, an “Additional Holder”) and to succeed to all of the rights and obligations of a Holder under this Agreement by obtaining a Joinder from such Additional Holder in the form of Exhibit A hereto. Upon the execution and delivery of a Joinder by such Additional Holder, the Shares (or Shares to be issued upon the conversion of the undersigned’s shares convertible into Shares) of the Company acquired by such Additional Holder (the “Acquired Shares”) shall be Registrable Securities to the extent provided herein, such Additional Holder shall be a Holder under this Agreement with respect to the Acquired Shares, and the Company shall add such Additional Holder’s name and address to the Schedule of Holders and circulate such information to the parties to this Agreement.

Section 10.Rule 144. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall (i) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the IPO, (ii) file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act, (iii) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (A) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F 3 (at any time after it so qualifies), (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, which may be furnished through the Company’s filing on the Securities and Exchange Commission’s EDGAR site, and (C) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the Securities and Exchange Commission that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Securities Act or pursuant to Form F-3 (at any time after the Company so qualifies to use such form)), and (iv) shall take such further action as any Holder may reasonably request, including (x) instructing the transfer agent for the Registrable Securities to remove restrictive legends from any Registrable Securities sold pursuant to Rule 144 (to the extent such removal is permitted under Rule 144 and other applicable law), and (y) cooperating with the Holder of such Registrable Securities to facilitate the transfer of such securities through the facilities of The Depository Trust Company, in such amounts and credited to such accounts as such Holder may request (or, if applicable, the preparation and delivery of certificates representing such securities, in such denominations and registered in such names as such Holder may request), all to the extent required to enable the Holders to sell Registrable Securities pursuant to Rule 144. Upon request, the Company shall deliver to any Holder a written statement as to whether it has complied with such requirements.

Section 11.ADS Conversion. To the extent not prohibited by applicable laws, upon written request by any Holder, the Company will use reasonable efforts to facilitate and (if required) approve or consent to the deposit of any or all of the Shares of the Holder with the depositary for the issuance of ADSs (free of any restrictive legend) in accordance with the applicable deposit agreement in connection with the Company’s ADS program. Without limiting the generality of the foregoing, to the extent permitted by applicable laws, the Company agrees to execute, deliver and provide such instrument or document, and carry out any other necessary or appropriate action, as may be reasonably requested or required by the depositary, the Holder or its securities broker.

Section 12.Subsidiary Public Offering. If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries (including the Company), the Company distributes securities of such Subsidiary to its equityholders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

Section 13.RESERVED.

Section 14.MNPI Provisions.

(a)Each Holder acknowledges that the provisions of this Agreement that require communications by the Company or other Holders to such Holder may result in such Holder and its Representatives (as defined below) acquiring MNPI (which may include, solely by way of illustration, the fact that an offering of the Company’s securities is pending or the number of Company securities or the identity of the selling Holders).

(b)Each Holder agrees that it will maintain the confidentiality of such MNPI and, to the extent such Holder is not a natural person, such confidential treatment shall be in accordance with procedures adopted by it in good faith to protect confidential information of third parties delivered to such Holder (“Policies”); provided that a Holder may deliver or disclose MNPI to (i) its directors, officers, employees, agents, attorneys, affiliates and financial and other advisors, but solely to the extent such disclosure reasonably relates to its evaluation of exercise of its rights under this Agreement and the sale of any Registrable Securities in connection with the subject of the notice, (ii) any federal or state regulatory authority having jurisdiction over such Holder, (iii) any Person if necessary to effect compliance with any law, rule, regulation or order applicable to such Holder, (iv) in response to any subpoena or other legal process, or (v) in connection with any litigation to which such Holder is a party; provided further, that in the case of clause (i), the recipients of such MNPI are subject to the Policies or agree to hold confidential the MNPI in a manner substantially consistent with the terms of this Section 14 and that in the case of clauses (ii) through (v), such disclosure is required by law and such Holder shall promptly notify the Company of such disclosure to the extent such Holder is legally permitted to give such notice.

(c)Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential Public Offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement by delivering to the Company a written statement signed by such Holder that it does not want to receive any notices hereunder (an “Opt-Out Request”); in which case and notwithstanding anything to the contrary in this Agreement the Company and other Holders shall not be required to, and shall not, deliver any notice or other information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect would result in a Holder acquiring MNPI. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder who previously has given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided that each

Holder shall use commercially reasonable efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests.

Section 15.Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 2 or Section 3 terminate upon the earliest to occur of:

(a)when, following a Public Offering, all of such Holder’s Registrable Securities may be disposed of pursuant to Rule 144 in a single transaction without volume limitation or other restrictions on transfer thereunder; or

(b)the fifth anniversary of the IPO.

Section 16.Preferential Participation Rights. If any shareholder of the Company has more preferential participation or registration rights, either at or after the IPO, than the Lead Investor, then the Company shall ensure that the Lead Investor and the Blackstone Investor will each be automatically granted such preferential rights to the extent permitted under applicable law.

Section 17.General Provisions.

(a)Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified, terminated or waived only with the prior written consent of the Company, the Lead Investor and, for so long as the Blackstone Investor holds at least 50% of the Shares owned by the Blackstone Investor as of the date hereof, the Blackstone Investor; provided that no such amendment, modification, termination or waiver that would materially and adversely affect a Holder (provided that the accession by Additional Holders to this Agreement pursuant to Section 9 shall not be deemed to adversely affect any Holder), shall be effective against such Holder without the consent of such Holder that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b)Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c)Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d)Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e)Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder. Any Holder may assign its rights and obligation under this agreement to its Affiliates, provided that such Affiliates enters into a joinder to this Agreement.

(f)Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any Holder or to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein. The Company’s address is:

c/o Oatly Group AB

Jagaregatan 4

211-19 Malmö, Sweden

Attn: General Counsel

Email: Legal@oatly.com

With a copy to:

Latham & Watkins LLP

1271 Avenue of the Americas

New York, New York 10020

Attn: Marc D. Jaffe, Esq.; Ian D. Schuman, Esq.

Email: ####.#####@##.###; ###.#######@##.###

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

(g)Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a Business Day, the time period shall automatically be extended to the immediately following Business Day.

(h)Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its shareholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(i)MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j)CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY AND COUNTY OF NEW YORK BOROUGH OF MANHATTAN, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH ABOVE SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k)No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company and each Holder agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any Holder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Holder or any current or future member of any Holder or any current or future director, officer, employee, partner or member of any Holder or of any Affiliate or assignee thereof, as such for any obligation of any Holder under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l)Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m)No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n)Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o)Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p)Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q)No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders in this Agreement.

(r)Affiliates. All Registrable Securities held or acquired by Affiliated entities or Persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

OATLY GROUP AB

By:	/s/ Toni Petersson
Name:	Toni Petersson
Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

US-DOCS\130918772.1

NATIVUS COMPANY LIMITED

By:	/s/ WU, YaWen
Name:	WU, YaWen
Title:	Director

By:	/s/ Joseph Marie V. Thys
Name:	Joseph Marie V. Thys
Title:	Director

[Signature Page to Registration Rights Agreement]

US-DOCS\130918772.1

BXG Redhawk S.à r.l.

By:	/s/ John Sutherland
Name:	John Sutherland
Title:	Manager A

By:	/s/ Romain Jay
Name:	Romain Jay
Title:	Manager B

[Signature Page to Registration Rights Agreement]

US-DOCS\130918772.1

BXG SPV ESC (CYM) L.P.
By: its	BXG Side-by-SideGP L.L.C.its General Partner

By:	/s/Jonathan Korngold
Name:Jonathan Korngold
Title:Authorized Signatory

[Signature Page to Registration Rights Agreement]

US-DOCS\130918772.1

ÖSTE VENTURES AB

By:	/s/ Rickard Oste
Name:	Rickard Ost
Title:	CEO

[Signature Page to Registration Rights Agreement]

US-DOCS\130918772.1

ÖSTERSJÖSTIFTELSEN

By:	/s/ Mattias Klintemar
Name:	Mattias Klintemar
Title:	Director

[Signature Page to Registration Rights Agreement]

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SCHEDULE OF HOLDERS

Holder
Öste Ventures AB Östersjöstiftelsen

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EXHIBIT A

REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of [●], 2021 (as the same may hereafter be amended, the “Registration Rights Agreement”), among Oatly Group AB, a public limited liability company established under the Laws of Sweden (the “Company”), and the other persons named as parties therein. Capitalized terms used but not otherwise defined in this Joinder have the meanings ascribed to them in the Registration Rights Agreement.

By executing and delivering this Joinder to the Registration Rights Agreement, and upon acceptance hereof by the Company upon the execution of a counterpart hereof, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a Holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement, and the undersigned’s Shares shall be included as Registrable Securities under the Registration Rights Agreement to the extent provided therein. The Company is directed to add the address below the undersigned’s signature on this Joinder to the Schedule of Holders attached to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the day of _______________, 20__.

Signature of Shareholder

Print Name of Shareholder
Its:

Address:

Agreed and Accepted as of _______________, 20__

Oatly Group AB

By:
Name:
Its:

35

US-DOCS\130918772.1